Exhibit 4.3
EXECUTION COPY

WARRANT AND UNIT AGREEMENT
Dated as of August 4, 2009
between
COMMERCIAL VEHICLE GROUP, INC.,
and
U.S. BANK NATIONAL ASSOCIATION,
as Unit Agent and Warrant Agent

i

ii

iii

     This WARRANT AND UNIT AGREEMENT, dated as of August 4, 2009 (this “Agreement”), between Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as unit agent (in such capacity, the “Unit Agent”) and as warrant agent (in such capacity, the “Warrant Agent”).
     WHEREAS, the Company proposes to issue 745,000 warrants (the “Warrants”) to purchase common stock of the Company (the Common Stock (as defined below) issuable upon exercise of the Warrants being referred to herein as the “Warrant Shares”), each Warrant initially representing the right to purchase one (1) Warrant Share, in connection with the issuance of 42,124 units, each of which consists of (i) $1,000 principal amount of the Third Lien Senior Secured Notes due 2013 (the “Third Lien Notes”) of the Company and (ii) 17.68588 Warrants (clause (i) and (ii), collectively a “Unit”);
     WHEREAS, the Company desires the Unit Agent to act on behalf of the Company, and the Unit Agent is willing so to act in connection with the issuance of Unit Certificates (as defined below) and other matters as provided herein;
     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS; APPOINTMENT OF UNIT AGENT; APPOINTMENT OF WARRANT AGENT
Section 1.1 Certain Definitions.
     As used in this Agreement, the following terms shall have the respective meanings set forth below in this Section 1.1. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Third Lien Notes Indenture (as defined below) as in effect on the date hereof.
     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means the Unit Agent or the Warrant Agent, or both, as applicable.
     “Agent Members” means members of, or participants in, The Depository Trust Company.
     “Applicable Procedures” means, means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depository for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Business Day” means any day other than a Legal Holiday.

     “Closing Date” means the date hereof.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Stock” means shares now or hereafter authorized of any class of common stock of the Company that has the right to vote on all matters submitted to a vote of shareholders and, subject to preferences that may apply to shares of preferred stock outstanding at the time, is entitled to receive dividends and distributions out of assets legally available at the times and in the amounts as the board of directors of the Company may from time to time determine.
     “Custodian” means, as applicable, the custodian with respect to a Global Unit (as appointed by the Depository), or any successor Person thereto and shall initially be the Unit Agent, or the custodian with respect to a Global Warrant (as appointed by the Depository), or any successor Person thereto and shall initially be the Warrant Agent.
     “Definitive Unit” means a certificated Unit bearing, if required, the appropriate restricted securities legend set forth in Section 2.7(e).
     “Definitive Warrant” means a certificated Warrant bearing, if required, the appropriate restricted securities legend set forth in Section 3.7(e).
     “Depository” means The Depository Trust Company, its nominees and their respective successors, and a successor designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.
     “Event of Default” has the meaning set forth in Section 6.01 of the Third Lien Notes Indenture.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Exchange Agreement” means that certain Exchange Agreement, dated as of August 4, 2009, by and among the Company, certain of its subsidiaries and certain holders of the Company’s 8% Senior Notes due 2013.
     “Exercise Price” means $0.35 per Warrant, as adjusted as herein provided.
     “Expiration Date” has the meaning set forth in Section 4.2(a) hereof.
     “Fair Market Value” per share of Common Stock as of any date shall equal (A) the reported closing price (last sale price) of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (B) if the Common Stock is not listed on a stock exchange, the reported closing price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the fair market value of a share of Common Stock on such date as determined in good faith by the board of directors of the Company.
     “Fundamental Transaction” has the meaning set forth in Section 8.5(a) hereof.
     “Global Unit” has the meaning set forth in Section 2.2 hereof.

     “Global Warrant” has the meaning set forth in Section 3.2 hereof.
     “Holder” means a Person or Persons in whose name a Warrant or Unit is registered and set forth in the register of Warrants or Units, or both, as the case may be from time to time.
     “Holders’ Counsel” has the meaning set forth in Section 5.1(a) hereof.
     “IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.
     “IAI Global Unit” has the meaning set forth in Section 2.2 hereof.
     “IAI Global Warrant” has the meaning set forth in Section 3.2 hereof.
     “Indemnified Party” has the meaning set forth in Section 5.6 hereof.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York, New York, in the city in which the corporate trust office of the Warrant Agent is located or at such place of payment are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.
     “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary or any Assistant Secretary of the Company.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Prospectus” means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
     “Public Equity Offering” means an underwritten offering of Common Stock pursuant to a Registration Statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8, or any successor form, or otherwise relating to equity securities issuable under any employee benefit plan of the Company).
     “Qualified Institutional Buyer” or “QIB” has the meaning assigned to such term in Rule 144A of the Securities Act.
     “Registrable Securities” means (i) the Warrant Shares (whether or not the related Warrants have been exercised) and (ii) any other securities issued or issuable with respect to the Warrants or the Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares of common stock, recapitalization, merger, consolidation or other reorganization, including, without limitation, a conversion by the Company into a limited liability company, or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such holder pursuant to such Registration Statement; (b) such securities have been sold to the public or the entire amount of such securities held by a Holder is eligible for sale to the public pursuant to Rule 144, without regard to manner of sale or volume limitations of Rule 144; (c) such securities shall have been otherwise transferred by the holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent; or (d) such securities (including, without limitation, the Warrant Shares following the issuance thereof) shall have ceased to be outstanding.
     “Registration Statement” means any registration statement of the Company in connection with a Piggy-Back Registration as set forth in Section 5.3 hereof, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Unit” has the meaning set forth in Section 2.2 hereof.
     “Regulation S Global Warrant” has the meaning set forth in Section 3.2 hereof.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 144A Global Unit” has the meaning set forth in Section 2.2 hereof.
     “Rule 144A Global Warrant” has the meaning set forth in Section 3.2 hereof.
     “Rule 903” means Rule 903 of Regulation S promulgated under the Securities Act.
     “Rule 904” means Rule 904 of Regulation S promulgated under the Securities Act.
     “Securities Act” means the U.S. Securities Act of 1933, as amended.
     “SEC” means the Securities and Exchange Commission.
     “Separation Date” has the meaning set forth in Section 4.1 hereof.
     “Third Lien Notes Indenture” means the indenture, dated as of August 4, 2009, by and among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent, relating to the Third Lien Notes.
     “Transfer Agent” has the meaning set forth in Section 7.2 hereof.
     “Trustee” means U.S. Bank National Association, as trustee under the Third Lien Notes Indenture.
     “Unit” has the meaning set forth in the first preamble above until the Separation Date.
     “Unit Agent” has the meaning set forth in the preamble above.

     “Unit Certificate” means a certificate substantially in the form of Exhibit A hereto, representing the number of Units set forth therein.
     “Unit Countersignature Order” has the meaning set forth in Section 2.3 hereof.
     “Unit Registrar” has the meaning set forth in Section 2.4 hereof.
     “Warrant Agent” has the meaning set forth in the preamble above.
     “Warrant Certificate” means a certificate substantially in the form of Exhibit E hereto, representing the number of Warrants set forth therein.
     “Warrant Countersignature Order” has the meaning set forth in Section 3.3 hereof.
     “Warrant Registrar” has the meaning set forth in Section 3.4 hereof.
Section 1.2 Appointment of Unit Agent.
     The Company hereby appoints the Unit Agent to act as unit agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Unit Agent hereby accepts such appointment pursuant to the terms and conditions of this Agreement.
Section 1.3 Appointment of Warrant Agent.
     The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment pursuant to the terms and conditions of this Agreement.
ARTICLE II
ISSUANCE OF UNITS; UNIT CERTIFICATES
Section 2.1 Issuance of Units.
     Book-entry interests representing the Third Lien Notes and the Warrants will be issued on the Closing Date and will initially be represented by Units. The book-entry interests representing the Third Lien Notes and the Warrants will not be separately transferable until the Separation Date, as provided in ARTICLE III hereof.
Section 2.2 Form of Unit Certificates.
     The Unit Certificates will be issued in global form substantially in the form of Exhibit A hereto. The Unit Certificates may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form acceptable to the Company. Each Unit Certificate shall be dated the date of its issuance and shall show the date of its countersignature.
     The terms and provisions contained in the Units, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Agreement. The Company, the Holders of the Units and the Unit Agent, by their execution and delivery of this Agreement (or their acceptance of Units transferred to them), expressly agree to such terms and provisions and to be bound thereby.

However, to the extent any provision of any Unit conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.
     The Units will be issued by the Company in reliance on Section 4(2) of the Securities Act. Units may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Units resold pursuant to Rule 144A shall be issued initially in the form of a permanent global Unit in fully registered form (the “Rule 144A Global Unit”); Units resold to IAIs shall be issued in the form of a permanent global Unit in fully registered form (the “IAI Global Unit”); and Units resold pursuant to Regulation S shall be issued in the form of a permanent global Unit in fully registered form (the “Regulation S Global Unit”), in each case with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Units represented thereby with the Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and countersigned by the Unit Agent as provided in this Agreement. Beneficial ownership interests in the Regulation S Global Unit may be exchanged for interests in a Rule 144A Global Unit or an IAI Global Unit only upon (i) certification in form reasonably satisfactory to the Unit Agent that beneficial ownership interests in such Regulation S Global Unit are owned either by non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) the certifications set forth below with respect to exchanges for interests in Rule 144A Global Units or IAI Global Units, as applicable.
     Beneficial interests in Regulation S Global Units or IAI Global Units may be exchanged for interests in Rule 144A Global Units if (1) such exchange occurs in connection with a transfer of Units in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Unit or the IAI Global Unit, as applicable, first delivers to the Unit Agent a written certificate (in a form reasonably satisfactory to the Unit Agent) to the effect that the beneficial interest in the Regulation S Global Unit or the IAI Global Unit, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
     Beneficial interests in Regulation S Global Units and Rule 144A Global Units may be exchanged for an interest in IAI Global Units if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Unit or Rule 144A Global Unit, as applicable, first delivers to the Unit Agent a written certificate (substantially in the form of Exhibit B and Exhibit D hereto) to the effect that (A) the Regulation S Global Unit or Rule 144A Global Unit, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501 (a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
     Beneficial interests in a Rule 144A Global Unit or an IAI Global Unit may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Unit, only if the transferor first delivers to the Unit Agent a written certificate (substantially in the form of Exhibit B and Exhibit C hereto) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 (if applicable).
     The Rule 144A Global Unit, the IAI Global Unit and the Regulation S Global Unit are collectively referred to herein as “Global Units”. The aggregate principal amount of the Global Units may from time to time be increased or decreased by adjustments made on the records of the Unit Agent and the Depository or its nominee as hereinafter provided.
     Until the separation of the Third Lien Notes and the Warrants, any transfer of any Units, whether in global or definitive form, or any beneficial interests therein, shall be subject to compliance with the Third Lien Notes Indenture as relates to the Third Lien Notes and Section 3.7 of this Agreement as such section relates to the Warrants.
Section 2.3 Execution of Unit Certificate.
     An Officer shall sign the Unit Certificates on behalf of the Company by manual or facsimile signature. If the Officer whose signature is on a Unit Certificate no longer holds that office at the time a Unit is countersigned, the Unit shall nevertheless be valid. A Unit Certificate shall not be valid until countersigned by the manual signature of the Unit Agent. The signature shall be conclusive evidence that the Unit Certificate has been properly issued under this Agreement.
     The Unit Agent shall, upon a written order of the Company, in the form of Exhibit I hereto, signed by an Officer (a “Unit Countersignature Order”), countersign one or more Unit Certificates representing 42,124 Units and deliver such Unit Certificates upon the written request and direction of the Company.
     The Unit Agent may appoint an agent acceptable to the Company to countersign Unit Certificates. Such an agent may countersign Unit Certificates whenever the Unit Agent may do so. Each reference in this Agreement to a countersignature by the Unit Agent includes a countersignature by such agent. Such an agent has the same rights as the Unit Agent to deal with the Company or an Affiliate of the Company, and such agent shall be a third-party beneficiary of this Agreement.
Section 2.4 Unit Registrar.
     The Company shall maintain an office or agency where (i) Global Units may be presented or surrendered for registration of transfer or for exchange (“Unit Registrar”) and (ii) notices and demands in respect of such Global Units and this Agreement may be served. In the event that Definitive Units are issued, (x) Definitive Units may be presented or surrendered for registration of transfer or for exchange and (y) notices and demands in respect of the Definitive Units and this Agreement may be served at an office of the Unit Registrar. The Unit Registrar shall keep a register of the Units and of their transfer and exchange. The Company, upon notice to the Unit Agent, may have one or more co- Unit Registrars reasonably acceptable to the Unit Agent. The term “Unit Registrar” includes any co- Unit Registrar. The Company may change any Registrar without notice to any Holder. In the case of a transfer of a Definitive Unit in part, upon surrender of the Definitive Unit to be transferred, a Definitive Unit shall be issued to the transferee in respect of the aggregate number of Units transferred and a Definitive Unit shall be issued to the transferor in respect of the aggregate balance of Units that remain outstanding after the transfer at the office of any transfer agent. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Units. The

Company initially appoints the Unit Agent to act as the Unit Registrar and to act as custodian with respect to the Global Units.
Section 2.5 List of Holders.
     The Unit Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Unit Agent is not the Registrar, the Company shall furnish to the Unit Agent before each Record Date (as defined in the Third Lien Notes Indenture) and at such other times as the Unit Agent may request in writing a list as of such date and in such form as the Unit Agent may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Unit Agent.
Section 2.6 Book-Entry Provisions for Global Units.
     The Global Units initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Unit Agent as custodian for such Depository and (iii) bear legends substantially in the form as set forth in Section 2.7(e).
     Agent Members shall have no rights under this Agreement with respect to any Global Unit held on their behalf by the Depository or by the Unit Agent as the custodian of the Depository or under such Global Unit, and the Company, the Unit Agent and any agent of the Company or the Unit Agent shall be entitled to treat the Depository as the absolute owner of such Global Unit for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Unit Agent or any agent of the Company or the Unit Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Unit.
     Except as provided in Section 2.7(h), owners of beneficial interests in Global Units will not be entitled to receive physical delivery of Definitive Units.
     Subject to the provisions of Section 2.7 hereof, the registered Holder of a Global Unit shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Units, and the Unit Agent is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any Global Unit.
Section 2.7 Transfer and Exchange.
     (a) Transfer and Exchange of Definitive Units. Except as provided in Section 2.7(h), owners of beneficial interests in Global Units will not be entitled to receive physical delivery of Definitive Units. When Definitive Units are presented to the Unit Registrar with a request:
(x)	to register the transfer of such Definitive Units; or

(y)	to exchange such Definitive Units for an equal principal amount of Definitive Units of other authorized denominations,

the Unit Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Units surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Unit Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Units are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.7(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Units are being delivered to the Unit Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Units are being transferred to the Company, a certification to that effect; or
     (C) if such Definitive Units are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form of Exhibit B to this Agreement) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.7(e)(i).
     (b) Restrictions on Transfer of a Definitive Unit for a Beneficial Interest in a Global Unit. A Definitive Unit may not be exchanged for a beneficial interest in a Rule 144A Global Unit, an IAI Global Unit or a Regulation S Global Unit except upon satisfaction of the requirements set forth below. Upon receipt by the Unit Agent of a Definitive Unit, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Unit Agent, together with:
     (i) certification, in the form of Exhibit B to this Agreement, that such Definitive Unit is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred in an offshore transaction in accordance with Rule 904 of Regulation S; and
     (ii) written instructions directing the Unit Agent to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Unit (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Unit (in the case of a transfer pursuant to clause (b)(1)(B)) or Regulation S Global Unit (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Units represented by the Rule 144A Global Unit, IAI Global Unit or Regulation S Global Unit, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Unit Agent shall cancel such Definitive Unit and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of Units represented by the Rule 144A Global Unit, IAI Global Unit or Regulation S Global Unit, as applicable, to be increased by the aggregate principal amount of the Definitive Unit to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Unit, IAI Global Unit or Regulation S Global Unit, as applicable, equal to the principal amount of the Definitive Unit so canceled. If no Rule 144A Global Unit, IAI Global Unit or Regulation S Global Unit, as applicable, are then outstanding, the Company shall issue and the Unit Agent shall countersign, upon receipt of a Unit Countersignature Order, a new Rule 144A Global Unit, IAI Global Unit or Regulation S Global Unit, as applicable, in the appropriate principal amount.
     (c) Transfer and Exchange of Global Units.
     (i) The transfer and exchange of Units or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Unit shall deliver to the Unit Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Unit. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Unit and to debit the account of the Person making the transfer the beneficial interest in the Global Unit being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Unit to a beneficial interest in another Global Unit, the Unit Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Unit to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Unit Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Unit from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this ARTICLE II (other than the provisions set forth in Section 2.7(h)), a Global Unit may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (iv) In the event that a Global Unit is exchanged for Definitive Units pursuant to Section 2.7(h), such Units may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.7 (including the certification requirements set forth on Exhibit B to this Agreement intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
     (d) [RESERVED].

     (e) Legend.
     (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Units (and all Units issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Unit Legend”):
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A)(I) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), (II) IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT AND (B) THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, IF APPLICABLE; AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, AS DEFINED BELOW, (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR”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

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE: (1) THAT IS AT LEAST ONE YEAR AFTER THE ISSUE DATE; AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS RESTRICTED UNIT LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH PARAGRAPH 2(A)(V) ABOVE , THE COMPANY AND THE UNIT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     (ii) Upon any sale, transfer or exchange of a restricted Unit (including any restricted Unit represented by a Global Unit) pursuant to Rule 144 under the Securities Act, the Unit Registrar shall permit the transferee thereof to exchange such restricted Unit for a Unit that does not bear the legend set forth above and rescind any restriction on the transfer of such restricted Unit, or, in the case of a restricted Unit represented by a Global Unit, upon surrender of such restricted Unit by the Holder thereof, reduce the principal amount of such Global Unit by the principal amount of such restricted Unit and increase the principal amount of a Global Unit without the Restricted Unit Legend by an equal principal amount, in each case if the transferor thereof certifies in writing to the Registrar that such sale, transfer or exchange was made in reliance on Rule 144 (such certification to be in the form of Exhibit B to this Agreement). With respect to any restricted Unit represented by a Global Unit, if a Global Unit without the Restricted Unit Legend is not then outstanding, the Company shall execute, and the Unit Agent shall authenticate and deliver to the Depositary, a Global Unit without the Restricted Unit Legend.
     (iii) Applicable Procedures for Delegending.
     (A) Promptly after one year has elapsed following the Closing Date, if the Units are freely tradeable without restriction pursuant to Rule 144 under the Securities Act (or successor rule) by Holders who are not affiliates of the Company, the Company shall:
     (1) instruct the Unit Agent in writing to remove the Restricted Unit Legend from the Units by delivering to the Unit Agent a certificate in the form of Exhibit K attached hereto and an opinion of counsel reasonably satisfactory to the Unit Agent to the effect that the removal of the Restricted Unit Legend is in compliance with the Securities Act, and upon such instruction the Restricted Unit Legend shall be deemed removed from any Global Units representing such Units without further action on the part of Holders;
     (2) instruct the Unit Agent to notify the Holders that the Restricted Unit Legend has been removed or deemed removed; and

     (3) instruct the Depository to change the CUSIP number for the Units to the unrestricted CUSIP number for the Units (which instruction may be given prior to the one year anniversary of the Closing Date).
In no event will the failure of the Company to comply with the provisions of this paragraph or of the Unit Agent to remove the Restricted Unit Legend constitute a failure by the Company to comply with any of its covenants, warranties or agreements set forth in this Warrant and Unit Agreement. Any restricted Units (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms (the date of such expiration being the “Resale Restriction Termination Date”) may, upon surrender of such Unit for exchange to the Registrar in accordance with the provisions of this Article II, be exchanged for a new Unit or Units, of like tenor and aggregate principal amount, which shall not bear the Restricted Unit Legend. With respect to any restricted Units represented by a Global Unit, if a Global Unit without the Restricted Unit Legend is not then outstanding, the Company shall execute, and the Unit Agent shall authenticate and deliver to the Depositary, a Global Unit without the Restricted Unit Legend. The Company shall notify the Unit Agent in writing upon the occurrence of the Resale Restriction Termination Date.
(B) Notwithstanding any provision of this Section 2.7 to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one year holding period thereunder (or the corresponding period under any successor rule), (i) each reference in this Section 2.7(e)(iii) to “one year” and in the Restricted Unit Legend and in Section 2.7(e)(i) herein to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, and (ii) all corresponding references in the Units and the Restricted Unit Legends thereon (including the definition of Resale Restriction Termination Date) shall be deemed for all purposes hereof to be references to such changed period, provided, that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. This Section 2.7(e) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.
     (iv) By its acceptance of any Unit Certificate bearing the legend set forth above, each Holder of such a Unit Certificate acknowledges the restrictions on transfer of such Unit set forth in this Agreement and in such legend and agrees that it will transfer such Unit Certificate only as provided in this Agreement.
     (f) Cancellation or Adjustment of Global Unit. At such time as all beneficial interests in a Global Unit have either been exchanged for Definitive Units, redeemed, repurchased or canceled, such Global Unit shall be returned to or retained and canceled by the Unit Agent. At any time prior to such cancellation, if any beneficial interest in a Global Unit is exchanged for Definitive Units, redeemed, repurchased or canceled, the number of Units represented by such Global Unit shall be reduced and an adjustment shall be made on the books and records of the Unit Agent (if it is then the

Custodian for such Global Unit) with respect to such Global Unit, by the Unit Agent or the Custodian, to reflect such reduction.
     (g) No Obligation of the Unit Agent.
     (i) The Unit Agent shall have no responsibility or obligation to any beneficial owner of a Global Unit, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Units or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Units. All notices and communications to be given to the Holders and all payments to be made to Holders under the Units shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Unit). The rights of beneficial owners in any Global Units shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Unit Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Unit Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Unit (including any transfers between or among Agent Members or beneficial owners of interest in any Global Unit) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (h) Definitive Units.
     (i) A Global Unit deposited with the Depository or with the Unit Agent as Custodian for the Depository pursuant to Section 2.6 shall be transferred to the beneficial owners thereof in the form of Definitive Units in an aggregate principal amount equal to the principal amount of such Global Unit, in exchange for such Global Unit, only if such transfer complies with Section 2.7 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Unit and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default under the Third Lien Notes Indenture has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Unit Agent in writing that it elects to cause the issuance of Definitive Units under this Agreement.
     (ii) Any Global Unit that is transferable to the beneficial owners thereof pursuant to this Section 2.7(h) shall be surrendered by the Depository to the Unit Agent located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Unit Agent shall countersign and deliver, upon such transfer of each portion of such Global Unit, an equal aggregate principal amount of Definitive Units of authorized denominations. Any portion of a Global Unit transferred pursuant to this Section 2.7(h) shall be executed, countersigned and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Unit delivered in exchange for an interest in the Transfer Restricted Unit shall, except as otherwise provided by Section 2.7(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A hereto.
     (iii) Subject to the provisions of this Section 2.7, the registered Holder of a Global Unit shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Units.
     (iv) In the event of the occurrence of one of the events specified in Section 2.7(h)(i) hereof, the Company shall promptly make available to the Unit Agent a reasonable supply of Definitive Units in definitive, fully registered form.
     (i) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.7.
     (j) All Unit Certificates issued upon any transfer or exchange pursuant to the terms of this Agreement will be entitled to the same benefits under this Agreement as the Unit Certificates surrendered upon such transfer or exchange.
Section 2.8 Replacement Units.
     If any mutilated Unit Certificate is surrendered to the Unit Agent or the Company and the Unit Agent receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Unit Certificate, the Company shall issue and the Unit Agent, upon receipt of a Unit Countersignature Order, shall countersign a replacement Unit Certificate if the Unit Agent’s requirements are met. If required by the Unit Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Unit Agent and the Company to protect the Company, the Unit Agent and any countersigning agent from any loss that any of them may suffer if a Unit is replaced. The Company may charge for its expenses in replacing a Unit Certificate.
     Every replacement Unit is an additional warrant of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Units duly issued hereunder.
Section 2.9 Temporary Units.
     Until certificates representing Units are ready for delivery, the Company may prepare and issue and the Unit Agent, upon receipt of a Unit Countersignature Order, shall countersign temporary Units. Temporary Units shall be substantially in the form of certificated Units but may have variations that the Company considers appropriate for temporary Units and that shall be reasonably acceptable to the Unit Agent. Without unreasonable delay, the Company shall prepare and the Unit Agent shall countersign definitive Units in exchange for temporary Units.
     Holders of temporary Units shall be entitled to all of the benefits of this Agreement.

Section 2.10 Cancellation of Units.
     Subject to Section 2.7 hereof, the Company at any time may deliver Units to the Unit Agent for cancellation. The Unit Registrar shall forward to the Unit Agent any Units surrendered to them for registration of transfer, exchange or exercise. The Unit Agent and no one else shall cancel all Units surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall cancel Units (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Units shall be delivered to the Company. The Company may not issue new Units to replace Units that have been delivered to the Unit Agent for cancellation.
ARTICLE III
ISSUANCE OF WARRANTS; WARRANT CERTIFICATES
Section 3.1 Issuance of Warrants.
     Warrants shall be originally issued as part of the Units and such Warrants shall not be separately transferable from the Third Lien Notes until on or after the Separation Date as provided in Section 4.1. Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall, when exercisable as provided herein and therein, represent the right of the Person in whose name a Warrant is registered on the Warrant Registrar’s books (the “Holder”), subject to the provisions contained herein and therein, to purchase, at an exercise price of $0.35 per share, from the Company (and the Company shall issue and sell to the Holder of such Warrant upon exercise thereof) one (1) validly issued, fully paid and nonassessable shares of Common Stock that will not be subject to any preemptive or similar rights, will be free from all issue taxes, liens, charges, encumbrances and security interests and will rank pari passu in all respects with the Common Stock then outstanding. The number of shares of Common Stock issuable upon exercise of a Warrant and the Exercise Price are subject to adjustment as provided in ARTICLE VIII.
Section 3.2 Form of Warrant Certificates.
     The Warrant Certificates will be issued in global form substantially in the form of Exhibit E hereto. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form acceptable to the Company. Each Warrant Certificate shall be dated the date of its issuance and shall show the date of its countersignature.
     The terms and provisions contained in the Warrants, annexed hereto as Exhibit E, shall constitute, and are hereby expressly made, a part of this Agreement. The Company, the Holders of the Warrants and the Warrant Agent, by their execution and delivery of this Agreement (or their acceptance of Warrants transferred to them), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.
     The Warrants will be issued by the Company in reliance on Section 4(2) of the Securities Act. Warrants may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Warrants resold pursuant to Rule 144A shall be issued initially in the form of a permanent global Warrant in fully registered form (the “Rule 144A Global Warrant”); Warrants resold to IAIs shall be issued in the form of a permanent global Warrant in fully registered form (the “IAI Global Warrant”); and Warrants resold pursuant to Regulation S shall be issued in the form of a permanent global Warrant in fully registered form (the “Regulation S Global Warrant”), in each case with the global securities legend and the applicable restricted securities legend set forth in Exhibit E hereto, which shall be deposited on behalf of the purchasers of the Warrants represented thereby with the Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and countersigned by the Warrant Agent as provided in this Agreement. Beneficial ownership interests in the Regulation S Global Warrant may be exchanged for interests in a Rule 144A Global Warrant or an IAI Global Warrant only upon (i) certification in form reasonably satisfactory to the Warrant Agent that beneficial ownership interests in such Regulation S Global Warrant are owned either by non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) the certifications set forth below with respect to exchanges for interests in Rule 144A Global Warrants or IAI Global Warrants, as applicable.
     Beneficial interests in Regulation S Global Warrants or IAI Global Warrants may be exchanged for interests in Rule 144A Global Warrants if (1) such exchange occurs in connection with a transfer of Warrants in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Warrant or the IAI Global Warrant, as applicable, first delivers to the Warrant Agent a written certificate (in a form reasonably satisfactory to the Warrant Agent) to the effect that the beneficial interest in the Regulation S Global Warrant or the IAI Global Warrant, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
     Beneficial interests in Regulation S Global Warrants and Rule 144A Global Warrants may be exchanged for an interest in IAI Global Warrants if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Warrant or Rule 144A Global Warrant, as applicable, first delivers to the Warrant Agent a written certificate (substantially in the form of Exhibit F and Exhibit H hereto) to the effect that (A) the Regulation S Global Warrant or Rule 144A Global Warrant, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
     Beneficial interests in a Rule 144A Global Warrant or an IAI Global Warrant may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Warrant only if the transferor first delivers to the Warrant Agent a written certificate (substantially in the form of Exhibit F and Exhibit G hereto) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 (if applicable).
     The Rule 144A Global Warrant, the IAI Global Warrant and the Regulation S Global Warrant are collectively referred to herein as “Global Warrants”. The aggregate principal amount of the Global Warrants may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and the Depository or its nominee as hereinafter provided.

     Until the separation of the Third Lien Notes and the Warrants, any transfer of any Warrants, whether in global or definitive form, or any beneficial interests therein, shall be subject to compliance with the Third Lien Notes Indenture as relates to the Third Lien Notes and Section 2.7 of this Agreement as such section relates to the Units.
Section 3.3 Execution of Warrant Certificate.
     An Officer shall sign the Warrant Certificates on behalf of the Company by manual or facsimile signature. If the Officer whose signature is on a Warrant Certificate no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid. A Warrant Certificate shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature shall be conclusive evidence that the Warrant Certificate has been properly issued under this Agreement.
     The Warrant Agent shall, upon a written order of the Company, in the form of Exhibit J hereto, signed by an Officer (a “Warrant Countersignature Order”), countersign one or more Warrant Certificates representing 745,000 Warrants and deliver such Warrant Certificates upon the written request and direction of the Company.
     The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrant Certificates. Such an agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company, and such agent shall be a third-party beneficiary of this Agreement.
Section 3.4 Warrant Registrar.
     The Company shall maintain an office or agency where (i) Global Warrants may be presented or surrendered for registration of transfer or for exchange (“Warrant Registrar”) and (ii) notices and demands in respect of such Global Warrants and this Agreement may be served. In the event that Definitive Warrants are issued, (x) Definitive Warrants may be presented or surrendered for registration of transfer or for exchange and (y) notices and demands in respect of the Definitive Warrants and this Agreement may be served at an office of the Warrant Registrar. The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company, upon notice to the Warrant Agent, may have one or more co- Warrant Registrars reasonably acceptable to the Warrant Agent. The term “Warrant Registrar” includes any co- Warrant Registrar. The Company may change any Warrant Registrar without notice to any Holder. In the case of a transfer of a Definitive Warrant in part, upon surrender of the Definitive Warrant to be transferred, a Definitive Warrant shall be issued to the transferee in respect of the aggregate number of Warrants transferred and a Definitive Warrant shall be issued to the transferor in respect of the aggregate balance of Warrant that remain outstanding after the transfer at the office of any transfer agent. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Warrants. The Company initially appoints the Warrant Agent to act as the Warrant Registrar and to act as custodian with respect to the Global Warrants.
Section 3.5 List of Holders.

     The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Warrant Agent is not the Warrant Registrar, the Company shall furnish to the Warrant Agent before each Record Date (as defined in the Third Lien Notes Indenture) and at such other times as the Warrant Agent may request in writing a list as of such date and in such form as the Warrant Agent may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Warrant Agent.
Section 3.6 Book-Entry Provisions for Global Warrants.
     The Global Warrants initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Warrant Agent as custodian for such Depository and (iii) bear legends substantially in the form as set forth in Section 3.7(e).
     Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depository or by the Warrant Agent as the custodian of the Depository or under such Global Warrant, and the Company, the Warrant Agent and any agent of the Company or the Warrant Agent shall be entitled to treat the Depository as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.
     Except as provided in Section 2.7(h), owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants.
     Subject to the provisions of Section 2.7(h)(ii) hereof, the registered Holder of a Global Warrants shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants, and the Warrant Agent is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any Global Warrant.
Section 3.7 Transfer and Exchange.
     (a) Transfer and Exchange of Definitive Warrants. Except as provided in Section 3.7(h), owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants. When Definitive Warrants are presented to the Warrant Registrar with a request:
(x)	to register the transfer of such Definitive Warrants; or

(y)	to exchange such Definitive Warrants for an equal principal amount of Definitive Warrants of other authorized denominations, the Warrant Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Warrants surrendered for transfer or exchange:

     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Warrant Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Warrants are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 3.7(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Warrants are being delivered to the Warrant Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Warrants are being transferred to the Company, a certification to that effect; or
     (C) if such Definitive Warrants are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form of Exhibit F to this Agreement) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 3.7(e)(i).
     (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be exchanged for a beneficial interest in a Rule 144A Global Warrant, an IAI Global Warrant or a Regulation S Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Warrant Agent, together with:
     (i) certification, in the form of Exhibit F to this Agreement, that such Definitive Warrant is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred in an offshore transaction in accordance with Rule 904 of Regulation S; and
     (ii) written instructions directing the Warrant to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Warrant (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Warrant (in the case of a transfer pursuant to clause (b)(1)(B)) or Regulation S Global Warrant (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Warrants represented by the Rule 144A Global Warrant, IAI Global Warrant or Regulation S Global Warrant, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of Warrants represented by the Rule 144A Global Warrant, IAI Global Warrant or Regulation S Global Warrant, as applicable, to be increased by the aggregate principal amount of the Definitive Warrant to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Warrant, IAI Global Warrant or Regulation S Global Warrant, as applicable, equal to the principal amount of the Definitive Warrant so canceled. If no Rule 144A Global Warrant, IAI Global Warrant or Regulation S Global Warrant, as applicable, are then outstanding, the Company shall issue and the Warrant Agent shall countersign, upon receipt of a Warrant Countersignature Order, a new Rule 144A Global Warrant, IAI Global Warrant or Regulation S Global Warrant, as applicable, in the appropriate principal amount.
     (c) Transfer and Exchange of Global Warrants.
     (i) The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Warrant shall deliver to the Warrant Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Warrant. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Warrant and to debit the account of the Person making the transfer the beneficial interest in the Global Warrant being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Warrant to a beneficial interest in another Global Warrant, the Warrant Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Warrant to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Warrant Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Warrant from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this ARTICLE III (other than the provisions set forth in Section 3.7(h)), a Global Warrant may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (iv) In the event that a Global Warrant is exchanged for Definitive Warrants pursuant to Section 3.7(h), such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 3.7 (including the certification requirements set forth on Exhibit F to this Agreement intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
     (d) [RESERVED].
     (e) Legend.

     (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Warrants (and all Warrants issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Warrant Legend”):
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A)(I) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), (II) IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT AND (B) THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, IF APPLICABLE; AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, AS DEFINED BELOW, (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR”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

WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS RESTRICTED WARRANT LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH PARAGRAPH 2(A)(V) ABOVE , THE COMPANY AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     (ii) Upon any sale or transfer of a restricted Warrant (including any restricted Warrant represented by a Global Warrant) pursuant to Rule 144 under the Securities Act, the Warrant Registrar shall permit the transferee thereof to exchange such restricted Warrant for a Warrant that does not bear the legend set forth above and rescind any restriction on the transfer of such restricted Warrant, or, in the case of a restricted Warrant represented by a Global Warrant, upon surrender of such restricted Warrant by the Holder thereof, reduce the principal amount of such Global Warrant by the principal amount of such restricted Warrant and increase the principal amount of a Global Warrant without the Restricted Warrant Legend by an equal principal amount, in each case if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form of Exhibit F to this Agreement). With respect to any restricted Warrants represented by a Global Warrant, if a Global Warrant without the Restricted Warrant Legend is not then outstanding, the Company shall execute, and the Warrant Agent shall authenticate and deliver to the Depositary, a Global Warrant without the Restricted Warrant Legend.
     (iii) Applicable Procedures for Delegending.
     (A) Promptly after one year has elapsed following the Closing Date, if the Warrants are freely tradeable without restriction pursuant to Rule 144 under the Securities Act (or successor rule) by Holders who are not affiliates of the Company, the Company shall:
     (1) instruct the Warrant Agent in writing to remove the Restricted Warrant Legend from the Warrant Agent by delivering to the Warrant Agent a certificate in the form of Exhibit L attached hereto and an opinion of counsel reasonably satisfactory to the Warrant Agent to the effect that the removal of the Restricted Warrant Legend is in compliance with the Securities Act, and upon such instruction the Restricted Warrant Legend shall be deemed removed from any Global Warrants representing such Warrants without further action on the part of Holders;
     (2) instruct the Warrant Agent to notify the Holders that the Restricted Warrant Legend has been removed or deemed removed; and

     (3) instruct the Depository to change the CUSIP number for the Warrants to the unrestricted CUSIP number for the Warrants (which instruction may be given prior to the one year anniversary of the Closing Date).
In no event will the failure of the Company to comply with the provisions of this paragraph or of the Warrant Agent to remove the Restricted Warrant Legend constitute a failure by the Company to comply with any of its covenants, warranties or agreements set forth in this Warrant and Unit Agreement. Any restricted Warrants (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms (the date of such expiration being the “Resale Restriction Termination Date”) may, upon surrender of such Warrant for exchange to the Registrar in accordance with the provisions of Article III, be exchanged for a new Warrant or Warrants, of like tenor and aggregate principal amount, which shall not bear the Restricted Warrant Legend. With respect to any restricted Warrants represented by a Global Warrant, if a Global Warrant without the Restricted Warrant Legend is not then outstanding, the Company shall execute, and the Warrant Agent shall authenticate and deliver to the Depositary, a Global Warrant without the Restricted Warrant Legend. The Company shall notify the Warrant Agent in writing upon the occurrence of the Resale Restriction Termination Date.
(B) Notwithstanding any provision of this Section 3.7 to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one year holding period thereunder (or the corresponding period under any successor rule), (i) each reference in this Section 3.7(e)(iii) to “one year” and in the Restricted Warrant Legend and in Section 3.7(e)(i) herein to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, and (ii) all corresponding references in the Warrants and the Restricted Warrant Legends thereon (including the definition of Resale Restriction Termination Date) shall be deemed for all purposes hereof to be references to such changed period, provided, that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. This Section 3.7(e) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.
     (iv) By its acceptance of any Warrant Certificate bearing the legend set forth above, each Holder of such a Warrant Certificate acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in such legend and agrees that it will transfer such Warrant Certificate only as provided in this Agreement.
     (f) Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent or the Custodian, to reflect such reduction.
     (g) No Obligation of the Warrant Agent.
     (i) The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrants shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfers between or among Agent Members or beneficial owners of interest in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (h) Definitive Warrants.
     (i) A Global Warrant deposited with the Depository or with the Warrant Agent as Custodian for the Depository pursuant to Section 3.6 shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in an aggregate principal amount equal to the principal amount of such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 3.7 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Warrant and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement.
     (ii) Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 3.7(h) shall be surrendered by the Depository to the Warrant Agent located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign and deliver, upon such transfer of each portion of such

Global Warrant, an equal aggregate principal amount of Definitive Warrants of authorized denominations. Any portion of a Global Warrant transferred pursuant to this Section 3.7(h) shall be executed, countersigned and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Warrant delivered in exchange for an interest in the Transfer Restricted Warrant shall, except as otherwise provided by Section 3.7(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit E hereto.
     (iii) Subject to the provisions of Section 3.7(h)(ii) hereof, the registered Holder of a Global Warrant shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.
     (iv) In the event of the occurrence of one of the events specified in Section 3.7(h)(i) hereof, the Company shall promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.
     (i) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 3.7.
     (j) All Warrant Certificates issued upon any transfer or exchange pursuant to the terms of this Agreement will be entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such transfer or exchange.
Section 3.8 Replacement Warrants.
     If any mutilated Warrant Certificate is surrendered to the Warrant Agent or the Company and the Warrant Agent receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Warrant Certificate, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant Certificate if the Warrant Agent’s requirements are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent and any countersigning agent from any loss that any of them may suffer if a Warrant is replaced. The Company may charge for its expenses in replacing a Warrant Certificate.
     Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Warrants duly issued hereunder.
Section 3.9 Temporary Warrants.
     Until certificates representing Warrants are ready for delivery, the Company may prepare and issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and that shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrants in exchange for temporary Warrants.
     Holders of temporary Warrants shall be entitled to all of the benefits of this Agreement.
Section 3.10 Cancellation of Warrants.
     Subject to Section 3.7 hereof, the Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall cancel Warrants (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Warrants shall be delivered to the Company. The Company may not issue new Warrants to replace Warrants that have been delivered to the Warrant Agent for cancellation.
ARTICLE IV
SEPARATION OF WARRANTS; EXERCISE OF WARRANTS
Section 4.1 Separation of Warrants.
     The book-entry interests representing the Third Lien Notes and the Warrants initially represented by the Units will not be separately transferable until separation. Separation of the Third Lien Notes from the Warrants will not occur automatically, but at the request of a Holder on or after the date of issuance of the Units (the “Separation Date”). Upon presentation of any book-entry interests representing the Units for exchange for book-entry interests representing Warrants and book-entry interests representing the Third Lien Notes, or for registration of transfer or otherwise, the Unit Agent shall notify the Registrar, the Trustee and the Warrant Agent of the number of Units so presented, the registered owner thereof, the nature of any legends set forth on such Unit Certificate and any other information provided by the holder thereof in connection therewith. After the Separation Date, the Units shall automatically cease to exist.
Section 4.2 Exercise of Warrants.
     (a) The Warrants shall expire at 5:00 p.m., New York City time, on August 4, 2019 (the “Expiration Date”). Any Warrants not exercised before 5:00 p.m., New York City time, on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.
     (b) Warrants represented by a Warrant Certificate, may be exercised upon (i) surrender of the Warrant Certificate to the Company with the form of election to purchase on the reverse thereof duly completed and executed at the corporate trust office of the Warrant Agent set forth in Section 14.1 hereof, which signature in the case of a Holder that is not a QIB shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and (ii) payment to the Warrant Agent for the account of the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made on a net cashless exercise basis, such that, without the exchange of any funds, the Holder receives that number of Warrant Shares for which such Warrant is otherwise being exercised less that number of Warrant Shares having a Fair

Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such Warrant Holder in cash upon such exercise.
     (c) Subject to the provisions of Section 6.1 hereof, upon compliance with Section 4.2(b), the Company shall within three (3) Business Days, request its Transfer Agent to issue and deliver, with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate of certificates for the number of Warrant Shares issuable upon the exercise of such Warrant. All certificates in this Section 4.2(c) shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the aggregate Exercise Price.
     (d) The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not exercised shall be executed by the Company and delivered to the Warrant Agent, and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder and shall deliver or cause to be delivered the new Warrant Certificate to the Person or Persons entitled to receive the same.
     (e) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in accordance with its customary procedures. The Warrant Agent shall report promptly, but in no event later than two Business Days, to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.
     (f) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such number of copies of this Agreement as the Warrant Agent may request.
ARTICLE V
PIGGY-BACK REGISTRATION RIGHTS
Section 5.1 Registration Procedures.
     In connection with any Registration Statement filed by the Company in connection with a Piggy-Back Registration pursuant to Section 5.3 hereof, the Company shall:
     (a) (i) furnish to the counsel (the “Holders’ Counsel”) selected by the Holders of a majority of the Registrable Securities (other than Registrable Securities held by the Company or its affiliates), prior to the filing thereof with the SEC, a copy of the Registration Statement (including all such documents incorporated therein by reference) and each amendment thereof and each supplement, if any, to the Prospectus, which documents will be (A) promptly forwarded by such counsel to the Holders and (B) subject to the review and comment of such counsel acting on behalf of the Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or related Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all documents incorporated therein by reference) to which such counsel acting on behalf of the selling Holders has reasonably objected within five Business Days after the receipt thereof; and (ii) include the names of the Holders who propose to sell Registrable Securities, in accordance with Section 5.3 below, pursuant to the Registration Statement as selling securityholders.
     (b) give written notice to the Holders participating in a Piggy-Back Registration (and following notice of (ii) through (v) below each Holder participating in a Piggy-Back Registration shall discontinue disposition of Registrable Securities under and pursuant to such Registration Statement until advised in writing by the Company that such disposition may resume):
     (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;
     (ii) of any request following the effectiveness of such Registration Statement by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;
     (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
     (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose; and
     (v) of the happening of any event following the effectiveness of such Registration Statement that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;
     (c) use its commercially reasonable best efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement;
     (d) furnish to each Holder that so requests, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference);
     (e) during the period which the Registration Statement is effective, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus by each of the Holders in connection with the offering and sale of Registrable Securities;
     (f) prior to any public offering of the Registrable Securities pursuant to any Registration Statement, use commercially reasonable efforts to register or qualify or reasonably cooperate with the Holders and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things reasonably advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject;
     (g) use commercially reasonable efforts to cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities, if such securities are then certificated, sold pursuant to any Registration Statement in such denominations and registered in such names as the Holders may request, in a form eligible for deposit with The Depository Trust Company;
     (h) use commercially reasonable efforts to comply with all rules and regulations of the SEC to the extent and so long as they are applicable to the Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 60 days after the end of a 12-month period (or 120 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period;
     (i) require, at the Company’s option, each Holder of Registrable Securities to be sold pursuant to a Registration Statement to furnish to the Company such information as may be required or reasonably advisable (i) under applicable requirements of the SEC or (ii) to obtain any acceleration of the effective date of a Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within 15 Business Days after receiving such request;
     (j) enter into such reasonable and customary agreements and take all such other action, if any, in order to facilitate the disposition of the Registrable Securities pursuant to any Registration Statement;
     (k) (i) make reasonably available for inspection by the Holders of the Registrable Securities and any one attorney, one accountant or other agent retained by the majority of the Holders of the Registrable Securities all pertinent financial and other relevant records of the Company and its subsidiaries and (ii) cause the officers, directors, employees, accountants and auditors of the Company and its subsidiaries to supply all relevant information reasonably requested by the Holders of the Registrable Securities or any such attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such Persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, any such records, documents, properties and such information that is provided by the Company, shall be kept confidential by any such Persons pursuant to the terms of a confidentiality agreement between the Company and such Persons containing customary terms and provisions and in form and substance reasonably satisfactory to the Company, prohibiting the use or disclosure of any such information, except as required by law or legal process or as otherwise provided therein.

Section 5.2 Limitations, Conditions and Qualifications to Obligations under Registration Covenants.
     (a) The obligations of the Company to include a Holder in a Piggy-Back Registration as described in Section 5.3 of this Agreement are subject to the obligations of such Holder to furnish all information and materials described in Section 5.1(i) hereof and any information as may be requested by the SEC in connection with such Piggy-Back Registration.
     (b) Each Holder of Warrants and Registrable Securities electing to participate in a Public Equity Offering agrees, if and to the extent requested by the managing underwriter or underwriters in such Public Equity Offering and to the same extent as requested of all similarly situated Holders, not to sell, transfer or otherwise dispose of any Registrable Securities (other than those Registrable Securities included in the Public Equity Offering) owned by it, including a sale pursuant to Rule 144 (except as part of such Public Equity Offering), for a period of 90 days from the consummation of such Public Equity Offering, unless the Managing Underwriter of the Public Equity Offering otherwise agrees, and to enter into a customary lock-up agreement with the managing underwriter.
     In addition, the provisions of this Section 5.2(b) shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, that any such Holder shall undertake not to effect any sale or other disposition of any Registrable Securities commencing on the consummation of any such Public Equity Offering unless it has provided 10 Business Days’ prior written notice of such sale or other disposition to the managing underwriter or underwriters.
     (c) The Company shall have the sole right to select any investment banker(s) and manager(s) for any offering of its securities.
     (d) Except as may be required to be furnished to any applicable Holder pursuant to Section 5.1(d) hereof, any document required to be furnished to the Holders pursuant hereto shall be deemed to have been furnished if such document is publicly filed with the SEC. The Company shall have the right to terminate or withdraw any registration prior to the effectiveness of such registration, whether or not any holder of Registrable Securities has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5.5 hereof.
Section 5.3 Piggy-Back Registration of Registrable Securities.
     If at any time after the Closing Date the Company proposes to file a registration statement under the Securities Act with respect to a Public Equity Offering, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 20 Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each Holder may request in writing within 10 Business Days after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such selling Holder of Registrable Securities and the intended method of distribution thereof) (a “Piggy-Back Registration”); provided that any holder of Warrants so requesting shall agree, upon or prior to effectiveness of any such Registration Statement other than a registration statement filed with the SEC pursuant to Rule 415 under the Securities Act (but in no event earlier than the Separation Date), to exercise their Warrants at least to the extent necessary for such holder to acquire the number of

Registrable Securities for which such holder has requested registration. The Company shall use its commercially reasonable efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (a) 180 days following the effective date thereof or (b) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. The Company shall cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.
     Any selling Holder of Registrable Securities shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 5.3 by giving written notice to the Company of its request to withdraw a reasonable time prior to the filing of such Registration Statement with the SEC. The Company will pay all registration expenses described in Section 5.5 hereof, in connection with each registration of Registrable Securities requested pursuant to this Section 5.3.
     No registration effected under this Section 5.3, no withdrawal under this Section 5.3, and no failure to effect a registration under this Section 5.3 shall relieve the Company of any other obligation under this Agreement.
Section 5.4 Priority in Piggy-Back Registration.
     In a registration pursuant to Section 5.3 involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company, the selling Holders of Registrable Securities and other Persons requesting inclusion in such offering, that in such underwriter’s or underwriters’ view, the total number of securities which the Company, the selling Holders of Registrable Securities and such other Persons intend to include in such offering exceeds the number which can be sold in an orderly manner within a price range that is reasonably acceptable to the Company, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration.
     In such event, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, provided that no securities proposed to be registered by the Company have been excluded from such registration, the securities that have been requested to be included in such registration by holders of Common Stock pursuant to that certain registration agreement, dated as of October 5, 2000, as supplemented, by and among the Company and the investors party thereto (the “Pre-IPO Stockholders”), (iii) third, provided that no securities proposed to be registered by the Pre-IPO Stockholders have been excluded from such registration, the securities that have been requested to be included in such registration by the selling Holders of Registrable Securities (pro rata in the amount of securities sought to be registered by such selling Holders), and (iv) fourth, provided that no securities proposed to be registered by the Holders have been excluded from such registration, the securities that have been requested to be included in such registration by other Persons (pro rata in the amount of securities sought to be registered by such selling Persons).
Section 5.5 Registration Expenses.

     (a) All expenses incurred by the Company in connection with its performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation: all registration and filing fees and expenses of SEC, securities exchange or quotation system or FINRA, fees and expenses of compliance with securities or blue sky laws, rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of Holders’ Counsel not to exceed $25,000 in the aggregate and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of Registrable Securities).
     (b) The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.
     (c) Holders of Registrable Securities shall pay the underwriting discounts, commissions, and transfer taxes, if any, related to their Registrable Securities in connection with a Piggy-Back Registration pursuant to Section 5.3.
Section 5.6 Indemnification.
     (a) The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities (each a “Loss”, and collectively, the “Losses”), or any actions in respect thereof to which each Indemnified Party (as defined in Section 5.6(c) below) may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such Losses are based solely upon information relating to such Holder and furnished in writing to the Company by or on behalf of such Holder expressly for use therein, and shall reimburse, as incurred, the Indemnified Parties for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such Losses or action in respect thereof.
     (b) Subject to Section 5.6(e) hereof, each Holder of the Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all Losses or any actions in respect thereof, to which the Company or any such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses or actions arise solely out of or are based solely upon information relating to such Holder and furnished in writing to the Company by or on behalf of such Holder expressly for use therein (unless updated information relating to such Holder was subsequently furnished in writing to the Company by or on behalf of such Holder expressly for use therein, and the Company failed to incorporate such updated information or suspend the use of the applicable Prospectus); and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any reasonable legal or other expenses incurred by the Company or any such controlling Person in connection with investigating or defending any Losses or action in respect thereof.
     (c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 5.6(a) or (b) (any such Person, an “Indemnified Party”) of notice of the commencement of any action or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5.6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the indemnifying party, the Indemnified Party or Parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice from the indemnifying party to such Indemnified Party of the indemnifying party’s election so to assume the defense of such action and approval by the Indemnified Party of counsel, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that in connection with any such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the Indemnified Parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an absolute and unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action.
     (d) Subject to Section 5.6(e) hereof, if the indemnification provided for in this Section 5.6 is unavailable or insufficient to hold harmless any Indemnified Party, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the Losses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the Indemnified Party on the other from the sale of the Registrable Securities by the Holders, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such Losses (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by any Indemnified Party as a result of the Losses (or actions in respect thereof) referred to in this Section 5.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 5.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each Person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.
     (e) Notwithstanding any other provision of Section 5.6(b) or Section 5.6(d) hereof, the Holders of the Registrable Securities shall not be obligated to pay any amounts in excess of the amount by which the net proceeds received by such Holders from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay (and for which it was entitled to indemnification hereunder) by reason of such untrue or alleged untrue statement or omission or alleged omission and with respect to which such Holder was entitled to indemnification hereunder.
     (f) The agreements contained in this Section 5.6 shall survive the sale of the Registrable Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.
ARTICLE VI
PAYMENT OF TAXES
Section 6.1 Payment of Taxes.
     The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant.
ARTICLE VII
RESERVATION OF WARRANT SHARES; REGISTRATION OF WARRANT SHARES
Section 7.1 Reservation of Warrant Shares.
     The Company shall at all times reserve and keep available, free from preemptive rights, and free from all taxes, liens, charges, encumbrances and security interests, out of the aggregate of its authorized but unissued Common Stock and/or the authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.
Section 7.2 Registration of Warrant Shares.
     The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Common Stock issuable upon the exercise of any of the rights of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company shall supply such Transfer Agent with duly executed certificates for such purposes and shall provide or otherwise make available any cash which may be payable as provided in Section 9.1 hereof. The Company shall furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 10.1 hereof.
     The Company covenants that all Warrant Shares issued upon exercise of Warrants shall, upon issue, be fully paid, free of preemptive rights and free from all taxes, liens, charges, encumbrances and security interests with respect to the issuance thereof.
ARTICLE VIII
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE
Section 8.1 Adjustment for Change in Shares of Common Stock.
     If the Company (i) pays a dividend or makes a distribution on its Common Stock payable in its Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its Common Stock, then the Exercise Price and the number of shares of Common Stock issuable for each Warrant shall be proportionately adjusted so that the Holder of any Warrant exercised after such action may receive the aggregate number and kind of shares of Common Stock which such Holder would have owned immediately following such action assuming the exercise of such Warrant immediately prior to such action, or, if applicable, the record date for such action.
     No adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made for distributions to holders of the Company’s Common Stock to the extent a corresponding distribution has been made to Holders of Warrants pursuant to Section 8.2.
     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If, after an adjustment pursuant to the first paragraph in this Section 8.1, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of Common Stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of Common Stock. After such allocation, the exercise privilege and the Exercise Price of each class of Common Stock shall after such action be subject to adjustment on terms comparable to those applicable to Common Stock in this ARTICLE VIII. Such adjustment shall be made successively whenever any event listed above shall occur.
Section 8.2 Distributions.
     If the Company distributes to holders of its Common Stock (by redemption or otherwise) any of its assets (including cash), debt, or preferred stock or any rights or warrants to purchase assets (including cash), debt, or preferred stock or other securities of the Company (including Common Stock), the Company shall make the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable.
Section 8.3 Adjustment for Common Stock Issuance.
     In the event that at any time or from time to time the Company shall issue shares of Common Stock for a consideration per share that is less than the Fair Market Value per share of Common Stock as of the issuance date of such shares, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares plus the number of additional shares of Common Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such shares plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares would purchase at the Fair Market Value per share of Common Stock as of the date of such issuance; and, subject to Section 8.7, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of (i) the issuance of shares of Common Stock in a Public Equity Offering, (ii) the issuance of shares of Common Stock (including the exercise of options) to officers, directors or employees of the Company under the Company’s Third Amended and Restated Equity Incentive Plan (without giving effect to any amendments after the date hereof to increase the number of shares reserved for issuance under such plan), (iii) the issuance of shares of Common Stock (including the exercise of options) to officers, directors or employees of the Company under any plan or any amendment to a plan approved by the Company’s stockholders at the annual meeting of stockholders in 2012 or thereafter, (iv) the exercise of the Warrants or (v) the issuance of rights, options, or warrants to acquire securities convertible, exchangeable or exercisable into Common Stock subject to Section 8.4. Such adjustment shall be made, and shall only become effective, whenever such shares are issued. No adjustment shall be made pursuant to this Section 8.3 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price. No adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made for distributions to holders of the Company’s Common Stock to the extent an adjustment has been made pursuant to Section 8.1 or a corresponding distribution has been made to Holders of Warrants pursuant to Section 8.2.
Section 8.4 Issuance of Rights or Options.
     In the event that at any time or from time to time the Company shall issue (i) rights, options or warrants to acquire (provided, however, that no further adjustment shall be made under Section 8.3 or this Section 8.4 upon the exercise of such rights, options or warrants), or (ii) securities convertible, exchangeable or exercisable into (provided, however, that no further adjustment shall be made under Section 8.3 or this Section 8.4 upon the conversion or exchange of such securities (other than issuances specified in clauses (i) or (ii) which are made as the result of anti-dilution adjustments in such securities)), Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share that is less than the Fair Market Value per share of Common Stock in effect immediately prior to such issuance, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities would purchase at the Fair Market Value per share of Common Stock as of the record date; and, subject to Section 8.7 in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 8.4 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.
     Notwithstanding any other provision of this Section 8.4, no adjustment shall be made pursuant to this Section 8.4 as a result of any such issuance in connection with (i) an issuance in a Public Equity Offering, (ii) an issuance to officers, directors or employees of the Company under the Company’s Third Amended and Restated Equity Incentive Plan (without giving effect to any amendments after the date hereof to increase the number of shares reserved for issuance under such plan), (iii) an issuance to officers, directors or employees of the Company under any plan or any amendment to a plan approved by the Company’s stockholders at the annual meeting of stockholders in 2012 or thereafter or (iv) the exercise of the Warrants. No adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made for distributions to holders of the Company’s Common Stock to the extent an adjustment has been made pursuant to Section 8.1 or a corresponding distribution has been made to Holders of Warrants pursuant to Section 8.2.
Section 8.5 Fundamental Transaction; Liquidation.
     (a) If the Company effects any capital reorganization, recapitalization or conversion (statutory or otherwise) or consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person (a “Fundamental Transaction”), upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after such Fundamental Transaction if the Holder had exercised the Warrant immediately before the consummation of such Fundamental Transaction, without duplication with any other provision of this Article VIII.
     (b) Except as provided in Section 8.5(c), in the event of any Fundamental Transaction, the Company shall cause effective provisions to be made so that, in lieu of Common Stock issuable upon exercise of a Warrant as of immediately prior to such Fundamental Transaction, the Warrants thereafter shall be exercisable for the kind of securities or other property which such Holder would have been entitled to receive upon or as a result of such Fundamental Transaction had such Warrant been exercised immediately prior to such event, without duplication with any other provision of this Article VIII. Unless Section 8.5(c) is applicable to a Fundamental Transaction, the provisions of this Agreement shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any securities or other property thereafter deliverable upon exercise of the Warrants.
     (c) In the event of (i) a Fundamental Transaction where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price, and such Warrants shall no longer be exercisable after such date. In the event of any combination described in this Section 8.5, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit with the Warrant Agent upon consummation of such event the funds, if any, necessary to pay the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.
Section 8.6 Superseding Adjustment.
     Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this ARTICLE VIII, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of ARTICLE VIII as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely.
Section 8.7 Minimum Adjustment.

     The adjustments required by the preceding sections of this ARTICLE VIII shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least two percent (2%) the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this ARTICLE VIII and not previously made, would result in a minimum adjustment or, if earlier, upon the exercise of the Warrant or an event described in Section 8.5(c). Except as set forth in Section 8.1, for the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this ARTICLE VIII, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.
Section 8.8 Limitation on Adjustments.
     Notwithstanding any other provisions of this ARTICLE VIII, the adjustments required by the preceding sections of this ARTICLE VIII shall be made only to the extent that such adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants will not result in the issuance of shares of Common Stock in excess of 19.9% of the shares of Common Stock issued and outstanding on the date hereof.
Section 8.9 Form of Warrants.
     Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.
Section 8.10 Calculation of Consideration.
     For purposes of any computation respecting consideration received pursuant to this ARTICLE VIII, the following shall apply:
     (a) in the case of the issuance of additional Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and
     (b) in the case of the issuance of securities convertible into or exchangeable or exercisable for Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (exclusive of the securities so converted, exchanged or exercised) (the consideration in each case to be determined in the same manner as provided in subsection (a) of this Section 8.10).

ARTICLE IX
FRACTIONAL SHARES
Section 9.1 Fractional Shares.
     The Company shall not issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9.1, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value per Warrant Share, as determined on the day immediately preceding the date such Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent, less a corresponding fraction of the Exercise Price, all as determined by the Company. For the avoidance of doubt, the Warrant Agent shall not be obligated to determine the Fair Market Value hereunder or to determine the Exercise Price or to engage in any other calculation.
ARTICLE X
NOTICES TO WARRANT HOLDERS
Section 10.1 Notices to Warrant Holders.
     (a) Upon any adjustment of the Exercise Price pursuant to ARTICLE VIII hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate signed by an officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) the Warrant Agent shall cause to be given to each of the registered Holders of Warrants at the address appearing on the Warrant register for each such registered Holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.1.
     (b) In the event:
     (i) of any Fundamental Transaction to which the Company is a party, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer by the Company for Common Stock;
     (ii) of any taking by the Company or its Board of Directors of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any distribution or dividend of any kind or to participate in any redemption; or
     (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each registered Holder of Warrants at his address appearing on the Warrant register, at least ten Business Days prior to the applicable record date hereinafter specified (or in the case of events for which there is no record date, at least ten Business Days prior to such event), by electronic transmission or first-class mail, postage prepaid, a written notice stating the date such event will occur and, to the extent applicable, (x) the date as of which the Holders of record of Common Stock to be entitled to receive any such dividend or distribution or participate in any such redemption are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for Common Stock or (z) the date on which any such Fundamental Transaction, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such Fundamental Transaction, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this Section 10.1 or any defect therein shall not affect the legality or validity of any Fundamental Transaction, distribution, right, option, warrant, dissolution, liquidation or winding up, or the vote upon any action.
     (c) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders of Warrants or holders of Common Stock the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.
     (d) Except for the rights of Holders of Warrants to receive distributions and participate in redemptions, if any, as provided in Section 8.2, nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders of Warrants or holders of Common Stock the right to receive any dividend from the Company.
ARTICLE XI
AGENTS
Section 11.1 Agents.
     Each Agent only undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Units or Warrants, by their acceptance thereof, shall be bound and no duties or obligations shall be implied against the Unit Agent or Warrant Agent beyond those specifically set forth herein:
     (a) The statements contained herein and in the Unit Certificates or Warrant Certificates shall be taken as statements of the Company, and each Agent assumes no responsibility for the correctness of any of the same except such as describe the applicable Agent or action taken or to be taken by it. Each Agent assumes no responsibility with respect to the distribution of the Unit Certificates or Warrant Certificates except as herein otherwise provided.
     (b) Each Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Unit Certificates or Warrant Certificates to be complied with by the Company.
     (c) Each Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Agent shall incur no liability or responsibility to the Company or to any Holder of any Unit Certificate or Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the written opinion or the written advice of such counsel. The Agents shall not be liable for any error of judgment made in good faith by any officer within its corporate trust department or a Person performing similar functions, unless it is proved in a court of competent jurisdiction that the Agent was grossly negligent or engaged in willful misconduct in ascertaining the pertinent facts. The Agents shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Agreement or which it reasonably believes to be authorized or within its rights or powers under this Agreement. The Agents may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. The duties of the Agents shall be determined solely by the express provisions of this Agreement and the Agents need perform only those duties as are specifically set forth in this Agreement and no covenants or obligations shall be implied in or read into this Agreement against the Agents. The permissive right of the Agents to take any action under this Agreement shall not be construed as a duty to so act. The Agents may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Agents shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.
     (d) The Agents shall incur no liability or responsibility to the Company or to any Holder of any Unit Certificate or Warrant Certificate for any action taken or not taken in reliance on any Unit Certificate or Warrant Certificate, stock certificate or other written evidence of indebtedness, notice, resolution, waiver, statement, instrument, opinion, report, request, direction, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Agents shall not be bound to make any investigation into the facts or matters stated in any such Unit Certificate or Warrant Certificate, stock certificate or other evidence of indebtedness, notice, resolution, waiver, statement, instrument, opinion, report, request, direction, consent, order, certificate or other paper or document, but the Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Agent shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable written notice to the Company and during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys.
     (e) The Company agrees to pay promptly to the Agents reasonable compensation for all services rendered by the Agents in the execution of this Agreement, to reimburse promptly the Agents for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Agents in the execution of this Agreement (including fees and expenses of counsel). The Company shall indemnify the Agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Company and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The applicable Agent shall notify the Company promptly of any claim for which such Agent may seek indemnity. Failure by the Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the applicable Agent shall cooperate in the defense; provided, that any settlement of a claim shall be approved in writing by the Agent such approval not to be unreasonably withheld, conditioned or delayed. The Agents may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel, if the Agent is advised by counsel that representation of the Company and the Agent by a single counsel would pose a conflict of interest in such representation. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The rights, privileges, protections, immunities and benefits given to the Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agents in each of their capacities hereunder, including each Agent’s officers, directors, agents and employees, and each agent, custodian and other Person employed to act hereunder.
     (f) The Agents shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered Holders of Units or Warrants shall furnish the applicable Agent with security and indemnity reasonably satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Agents to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Units or Warrants may be enforced by the applicable Agent without the possession of any of the Unit Certificates or Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Agent shall be brought in its name as Agent and any recovery of judgment shall be for the ratable benefit of the registered Holders of the Units or Warrants, as applicable, as their respective rights or interests may appear. Notwithstanding any of the provisions of this Agreement, any Holder of a Unit or Warrant, without the consent of the Agent, may, in and for its own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce its right to exercise its Units or Warrants in the manner provided in such Units or Warrants and in this Agreement.
     (g) Each Agent, and any member, director, officer or employee of it, may buy, sell or deal in any of the Units or Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not an Agent under this Agreement. Nothing herein shall preclude the Agents from acting in any other capacity for the Company or for any other legal entity.
     (h) The Agents shall act hereunder solely as agent for the Company, and their duties shall be determined solely by the provisions hereof. The Agents do not assume any obligation or relationship of agency or trust for or with any Holder of the Units or Warrants. The Agents shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith.
     (i) The Agents shall not be required to risk or expend their own funds or otherwise incur any liability (financial or otherwise) on the performance of its obligations and duties hereunder. The Agents shall not be required to give any bond or surety in respect of the performance or exercise of their powers or duties hereunder.
     (j) The obligations of the Company under this Section 11.1 shall survive the exercise and the expiration of the Unit Certificates or Warrant Certificates, as applicable, the resignation and removal of the Agents or the termination of this Agreement.

     (k) The Agents shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Unit Certificates or Warrant Certificates. Money and assets held in trust by the Agents need not be segregated from other funds or assets held by the Agents except to the extent required by law.
     (l) Neither Agent under this Agreement shall be personally liable for any action or omission of any predecessor or successor Agent.
     (m) As a condition to taking any action requested by the Company under this Agreement, the Agents may request a certificate of an officer of the Company to the effect that the requested action complies with the applicable provisions of this Agreement.
     (n) The Agents shall not incur any liability with respect to the validity of this Agreement (except as to the due execution hereof by the Agents) or any Unit Certificate or Warrant Certificate (except as to the countersignature thereof by the applicable Agent).
     (o) The Agents shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals that describe the applicable Agent or action taken or to be taken by it) or in any Unit Certificate or Warrant Certificate (except as to the Agent’s countersignature on such Unit Certificate or Warrant Certificate).
Section 11.2 Merger, Consolidation or Change of Name of Agent.
     (a) Any corporation into which an Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which an Agent shall be a party, or any corporation succeeding to the business of an Agent, shall be the successor to the applicable Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to an Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Unit Certificates or Warrant Certificates shall have been countersigned but not delivered, any such successor to an Agent may adopt the countersignature of the original Agent; and in case at that time any of the Unit Certificates or Warrant Certificates shall not have been countersigned, any successor to an Agent may countersign such Unit Certificates or Warrant Certificates either in the name of the predecessor Agent or in the name of the successor to the Agent; and in all such cases such Unit Certificates or Warrant Certificates shall have the full force and effect provided in the Unit Certificates or Warrant Certificates and in this Agreement.
     (b) In case at any time the name of an Agent shall be changed and at such time any of the Unit Certificates or Warrant Certificates shall have been countersigned but not delivered, the Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Unit Certificates or Warrant Certificates shall not have been countersigned, the applicable Agent may countersign such Unit Certificates or Warrant Certificates either in its prior name or in its changed name, and in all such cases such Unit Certificates or Warrant Certificates shall have the full force and effect provided in the Unit Certificates or Warrant Certificates and in this Agreement.
Section 11.3 Change of Agent.

     If any Agent shall resign or become incapable of acting as an Agent, the Company shall appoint a successor to such Agent. An Agent shall provide at least 60 days notice before any resignation. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by an Agent or by the registered Holder of a Unit Certificate or Warrant Certificate, then the registered Holder of any Unit or Warrant and the applicable Agent may apply to any court of competent jurisdiction for the appointment of a successor to the Agent. Pending appointment of a successor to such Agent, either by the Company or by such a court, the duties of the Agent shall be carried out by the Company. After appointment, the successor to the Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Agent without further act or deed; provided, that the former Agent shall deliver and transfer to the successor to such Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose upon written request therefor. Failure to give any notice provided for in this Section 11.3, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Agent.
ARTICLE XII
REPORTS
Section 12.1 Reports.
     (a) The Company agrees with each Holder, for so long as any Warrants or Warrant Shares remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Warrants or Warrant Shares in connection with any sale thereof and any prospective purchaser of such Warrants or Warrant Shares designated by such Holder or beneficial owner, the information required by Rule 144(A)(d)(4) under the Securities Act in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A.
     (b) The Company shall provide the Warrant Agent with a sufficient number of copies of all such reports that the Company may be required to deliver to the Holders of the Warrants and the Warrant Shares under this Section 12.1.
ARTICLE XIII
CUSIP NUMBERS
Section 13.1 CUSIP Numbers.
     A CUSIP number shall be printed on the Units and Warrants, and the applicable Agent shall use the CUSIP number in notices of redemption, purchase or exercise as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Units or Warrants and that reliance may be placed only on the other identification numbers printed on the Units or Warrants. The Company shall promptly notify the applicable Agent of any change in the CUSIP number.

ARTICLE XIV
MISCELLANEOUS
Section 14.1 Notices to Company and Agent.
     Any notice or demand authorized by this Agreement to be given or made by the Agents or by the registered Holder of any Warrant or Unit to or on the Company shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the applicable Agent) as follows:
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, OH 43054
Attention:      Chief Financial Officer
with a copy to:
Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, IL 60654
Attention: Dennis M. Myers, P.C.
                  Elisabeth M. Martin
     In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the corporate trust office of the applicable Agent.
     Any notice pursuant to this Agreement to be given by the Company or by the registered Holder(s) of any Warrant to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to and received by the Warrant Agent at its corporate trust office as follows:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attention:      Richard Prokosch
     Any notice pursuant to this Agreement to be given by the Company or by the registered Holder(s) of any Unit to the Unit Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Unit Agent with the Company) to and received by the Unit Agent at its corporate trust office as follows:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attention:      Richard Prokosch

     Notwithstanding anything to the contrary herein, as long as the Holder is the Depository Trust Company or its nominee, the Warrant Agent or Unit Agent, as applicable, may make delivery of any notices required hereunder by electronic mail in accordance with accepted practices at the Depository Trust Company.
Section 14.2 Supplements and Amendments
     The Company and the Agents may from time to time supplement or amend this Agreement without the approval of any Holders of Units or Warrants in order to cure any ambiguity or inconsistency, provided that such amendment does not adversely affect the rights of the Holders of Units or Warrants, or to effect any adjustments of the Company’s obligations hereunder under the circumstances described in Section 8.5. Any other amendment or supplement to this Agreement shall require the written consent of the Holders of a majority of the then outstanding Units, in the case of any amendment or supplement affecting the Units, or Warrants, in the case of any amendment or supplement affecting the Warrants, (excluding Units or Warrants held by the Company or any of its Affiliates). The consent of each Holder of Units or Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Units or Warrants would be decreased (other than pursuant to adjustments provided in this Agreement).
Section 14.3 Successors.
     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Agents shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 14.4 Termination.
     This Agreement shall terminate at 5:00 p.m., New York City time on August 4, 2019. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date if all Warrants have been exercised; provided, that the provisions of ARTICLE V and Section 12.1 shall survive any termination until no Registratble Securities are held by the Holders. The provisions of Section 5.6, Section 11.1 and ARTICLE XIV shall survive any such termination.
Section 14.5 Governing Law.
     (a) This Agreement and each Unit Certificate or Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed and enforced in accordance with, the internal laws of said State.
     (b) Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of Supreme Court of New York, New York County and the United States District Court for the Southern District of New York, New York County and waives trial by jury in any action or proceeding with respect to this Agreement.
Section 14.6 Benefits of This Agreement
     Nothing in this Agreement shall be construed to give to any Person other than the Company, the Agents, the registered Holders of Units or Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Agents, such third-party beneficiaries referred to in Section 2.3 or Section 3.3, and the registered Holders of Units or Warrants.
Section 14.7 Counterparts
     This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
**The remainder of this page intentionally left blank.**

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMMERCIAL VEHICLE GROUP, INC.
By:	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Unit Agent
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Warrant Agent
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

Signature Page to Warrant and Unit Agreement

EXHIBIT A
FORM OF GLOBAL UNIT CERTIFICATE
[Global Unit Legend]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AND UNIT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.
[Restricted Unit Legend]
     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A)(I) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), (II) IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT AND (B) THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, IF APPLICABLE; AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, AS DEFINED BELOW, (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE UNIT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE UNIT AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF

COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE: (1) THAT IS AT LEAST ONE YEAR AFTER THE ISSUE DATE; AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS RESTRICTED UNIT LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH PARAGRAPH 2(A)(V) ABOVE , THE COMPANY AND THE UNIT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
[Unit Legend]
     EACH UNIT CONSISTS OF BOOK-ENTRY INTERESTS REPRESENTING $1,000 PRINCIPAL AMOUNT OF 11% / 13% THIRD LIEN SENIOR SECURED NOTES DUE 2013 (THE “THIRD LIEN NOTE”) OF COMMERCIAL VEHICLE GROUP, INC. (THE “COMPANY”) AND 17.68588 WARRANTS (THE “WARRANTS”) TO PURCHASE SHARES OF COMMON STOCK OF THE COMPANY. THE THIRD LIEN NOTE AND THE WARRANTS WILL NOT BE SEPARATELY TRANSFERABLE BY A HOLDER OF THE UNIT UNTIL THE SEPARATION DATE.

COMMERCIAL VEHICLE GROUP, INC.
UNIT CERTIFICATE
CUSIP No. [202608 AD7 / U20096 AB6 / 202608 AH8]
Global Unit Certificate No. [144A/Reg S/IAI]
Units, Each Consisting of
Book-Entry Interests Representing $1,000 Principal Amount of 11% / 13% Third Lien Senior
Secured Notes due 2013
of Commercial Vehicle Group, Inc.
and 17.68588 Warrants to Purchase 17.68588 Shares of Common Stock
of Commercial Vehicle Group, Inc.
     Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”) hereby certifies that Cede & Co., or its registered assigns, is the registered owner of the number of Units listed on Schedule A attached hereto, transferable only on the books of the Company by the holder thereof in person or by his or her duly authorized attorney, on surrender of this Unit Certificate properly endorsed. This Unit Certificate is issued pursuant to the Warrant and Unit Agreement, dated as of August 4, 2009 (the “Warrant and Unit Agreement”; unless otherwise defined herein, terms defined in the Warrant and Unit Agreement are used herein as defined therein) among the Company, U.S. Bank National Association, as Unit Agent (the “Unit Agent”) and as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Unit consents to by acceptance hereof.
     Each Unit consists of (i) book-entry interests representing $1,000 principal amount of 11% / 13% Third Lien Senior Secured Notes due 2013 (the “Third Lien Notes”) of the Company and (ii) 17.68588 Warrants to purchase 17.68588 shares of Common Stock, par value $0.01 per share (the “Warrants”), of the Company, at an exercise price of $0.35 per Warrant Share (as defined in the Warrant and Unit Agreement).
     The book-entry interests representing the Third Lien Notes and the Warrants will not be separately transferable until requested by the Holder on or after the date of issuance of the Units. The date on which an event listed in the preceding sentence occurs is referred to as the “Separation Date.”

     IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly signed below.
DATED:

COMMERCIAL VEHICLE GROUP, INC.
By:
Name:
Title:

Countersigned:
U.S. BANK NATIONAL ASSOCIATION
as Unit Agent

By:
Name: Richard Prokosch
Title: Vice President

ASSIGNMENT FORM
     If you, the Holder, want to assign this Unit, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Unit to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)
and irrevocably appoint                                         , agent to transfer this Unit on the books of Commercial Vehicle Group, Inc. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Unit)
Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A
SCHEDULE OF NUMBER OF UNITS
     The initial number of Units of this Global Unit Certificate is ___. The following increases and decreases in this Global Unit Certificate have been made:

Number of
Units of
	Amount of	Amount of	this Global
	decrease in	increase in	Unit	Signature of
	number of	number of	following	authorized
Date of	Units of this	Units of this	such decrease/	signatory of
decrease/increase	Global Unit	Global Unit	increase	Unit Agent

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER FOR UNITS
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, OH 43054
U.S. Bank National Association, as Unit Agent
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile:
Attention:      Richard Prokosch

Re:	Units, Each Consisting of Book-Entry Interests representing $1,000 Principal Amount of 11% / 13% Third Lien Senior Secured Notes due 2013 of Commercial Vehicle Group, Inc. and 17.68588 Warrants to Purchase 17.68588 shares of Common Stock of Commercial Vehicle Group, Inc. (the “Units”)
     Reference is hereby made to the Warrant and Unit Agreement, dated as of August 4, 2009 (the “Warrant and Unit Agreement”), between Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as unit agent (in such capacity, the “Unit Agent”) and as warrant agent. Capitalized terms used but not defined herein shall have the meanings given them in the Warrant and Unit Agreement.
     This letter relates to ___Units beneficially held through interests in the [Rule 144A/Reg S/IAI] Global Unit (CUSIP No. ___) with DTC in the name of                                          (the “Transferor”) account no.                     . The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the [Rule 144A/Reg S/IAI] Global Unit be transferred or exchanged for an interest in the [Rule 144A/Reg S/IAI] Global Unit (CUSIP No. ___) in the same amount and transferred to                                          (the “Transferee”), account no.                     .
     In connection with any transfer of any of the Units evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(b)(1) under the Securities Act after the later of the date of original issuance of such Units and the last date, if any, on which such Units were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Units are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933;

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Unit Agent a signed letter in the form of Exhibit D to the Warrant and Unit Agreement containing certain representations and agreements.
     Unless one of the boxes is checked, the Unit Agent will refuse to register any of the Units evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) is checked, the Unit Agent shall be entitled to require, prior to registering any such transfer of the Units, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Dated:

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address
(including zip code number):

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Unit for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	To be executed by an executive officer

EXHIBIT C
FORM OF CERTIFICATE TO BE DELIVERED IN
CONNECTION WITH REGULATION S TRANSFERS
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, OH 43054
U.S. Bank National Association, as Unit Agent
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile:
Attention:      Richard Prokosch
     In connection with our proposed sale of Units of Commercial Vehicle Group, Inc. (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     1. the offer of the Units was not made to a Person in the United States;
     2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable;
     4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
     5. we have advised the transferee of the transfer restrictions applicable to the Units; and
     6. if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Units may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Units under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.

Very truly yours,

[Name of Transferor]

By:
[Authorized Signatory]
     Upon transfer the Units would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, OH 43054
U.S. Bank National Association, as Unit Agent
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile:
Attention:      Richard Prokosch

Re:	Units, Each Consisting of Book-Entry Interests representing $1,000 Principal Amount of 11% / 13% Third Lien Senior Secured Notes due 2013 of Commercial Vehicle Group, Inc. and 17.68588 Warrants to Purchase 17.68588 shares of Common Stock of Commercial Vehicle Group, Inc. (the “Units”)
     Reference is hereby made to the Warrant and Unit Agreement, dated as of August 4, 2009 (the “Warrant and Unit Agreement”), between Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as unit agent (in such capacity, the “Unit Agent”) and as warrant agent. Capitalized terms used but not defined herein shall have the meanings given them in the Warrant and Unit Agreement.
     Upon transfer, the Units would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
     The undersigned represents and warrants to you that:
     1. We are an institutional “accredited investor” (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Units, and we are acquiring the Units not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Units, and we invest in or purchase securities similar to the Units in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
     2. We understand that the Units have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Units to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the

Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a Person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Units is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Unit Agent, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Units for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Unit Agent reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Units pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information reasonably satisfactory to the Company and the Unit Agent.
[Signature on the following page]

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

[Name of Transferee]

By:
Name:
Title:
Telephone No.:

Please print name and address
(including zip code number):

EXHIBIT E
FORM OF GLOBAL WARRANT CERTIFICATE
[Global Warrant Legend]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AND UNIT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.
[Restricted Warrant Legend]
     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A)(I) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), (II) IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT AND (B) THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT IF APPLICABLE; AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, AS DEFINED BELOW, (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN

OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE: (1) THAT IS AT LEAST ONE YEAR AFTER THE ISSUE DATE; AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS RESTRICTED WARRANT LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH PARAGRAPH 2(A)(V) ABOVE , THE COMPANY AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     THIS SECURITY (OR ITS PREDECESSOR) AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND THIS SECURITY MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
[Regulation S Warrant Legend]
     THE HOLDER OF THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO ENGAGE IN ANY HEDGING TRANSACTION UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE HOLDER OF THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THESE LEGENDS.

COMMERCIAL VEHICLE GROUP, INC.
WARRANT CERTIFICATE
CUSIP No. [202608 113 / U20096 100 / 202608 121]
Warrant Certificate No. [144A/Reg S/IAI]
     This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of the number of Warrants listed on Schedule A attached hereto expiring August 4, 2019 (the “Warrants”) to purchase common stock (the “Common Stock”), of Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the registered holder during the period commencing at 9:00 a.m., New York City time, on the Separation Date and ending at 5:00 p.m., New York City time, on August 4, 2019 (as applicable, the “Exercise Period”), to receive from the Company one share of Common Stock (a “Warrant Share”) at the initial exercise price (the “Exercise Price”) of $0.35 per share of Common Stock payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent (as hereinafter defined), but only subject to the conditions set forth herein and in the Warrant and Unit Agreement (as hereinafter defined) referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant and Unit Agreement.
     Each Warrant not exercised prior to 5:00 p.m., New York City time, on August 4, 2019 shall become void.
     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant and Unit Agreement.
     This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.
* * * * * * * * *

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly signed below.
DATED:

COMMERCIAL VEHICLE GROUP, INC.
By:
Name:
Title:

Countersigned:
U.S. BANK NATIONAL ASSOCIATION
as Warrant Agent

By:
Name: Richard Prokosch
Title: Vice President

[Reverse of Warrant Certificate]
     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants. Warrants not exercised prior to 5:00 p.m., New York City time, on August 4, 2019 shall become void. The Warrants entitle the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant and Unit Agreement dated as of August 4, 2009 (the “Warrant and Unit Agreement”), duly executed and delivered by the Company to U.S. Bank National Association, as the initial warrant agent (the “Warrant Agent”), which Warrant and Unit Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (the words “Holders” or “Holder” meaning the registered holders or registered holder as such names appear in the records of the Warrant Registrar) of the Warrants. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant and Unit Agreement. A copy of the Warrant and Unit Agreement may be obtained by the Holder hereof upon written request to the Company.
     In order to exercise all or any of the Warrants represented by this Warrant Certificate, the Holder must (i) surrender this Warrant Certificate to the Company with the form of election to purchase on the reverse hereof duly completed and executed at the corporate trust office of the Warrant Agent set forth in Section 14 of the Warrant and Unit Agreement, which signature in the case of a Holder that is not a QIB shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and (ii) make payment to the Warrant Agent for the account of the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants then exercised. Payment of the aggregate Exercise Price shall be made on a net cashless exercise basis, such that, without the exchange of any funds, the Holder receives that number of Warrant Shares for which such Warrant is otherwise being exercised less that number of Warrant Shares having a Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such Holder in cash upon such exercise.
     The Warrant and Unit Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant and Unit Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a Warrant Share will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant and Unit Agreement.
     Warrant Certificates, when surrendered at the corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant and Unit Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
     Upon due presentation for registration of transfer of this Warrant Certificate at the corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant and Unit Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
     Each Holder, by its acceptance of this Warrant, agrees to be bound by the terms of the Warrant and Unit Agreement, as amended and supplemented from time to time.

     The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any Holder hereof to any rights of a stockholder of the Company.

[Form of Election to Exercise]
(To Be Executed Upon Exercise Of Warrant)
     The undersigned hereby irrevocably elects to exercise ___of the Warrants represented by this Warrant Certificate and purchase the whole number of shares of Common Stock issuable upon the exercise of such Warrants and herewith tenders payment for such shares of Common Stock Warrants equal in fair market value to $                     in accordance with the net cashless exercise provision of the Warrant and Unit Agreement and the Warrant.
     The undersigned requests that a certificate for such shares be registered in the name of                     , whose address is                                          and that such shares be delivered to                     , whose address is                                         . Any cash payments to be paid in lieu of a fractional shares should be made to                     , whose address is                                         , and the check representing payment thereof should be mailed to                      whose address is                                         .

Dated:

Name of holder of
Warrant Certificate:
(please print)

Tax Identification or
Social Security Number:

Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the shares of Common Stock or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a Person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant and Unit Agreement.

Signature Guaranteed (if required):

Dated:

ASSIGNMENT FORM
     If you, the Holder, want to assign this Warrant, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Warrant to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)
and irrevocably appoint                                         , agent to transfer this Warrant on the books of Commercial Vehicle Group, Inc. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Warrant)
Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A
SCHEDULE OF NUMBER OF WARRANTS
     The initial number of Warrant of this Global Warrant Certificate is ___. The following increases and decreases in this Global Warrant Certificate have been made:

Number of
Warrants of
	Amount of	Amount of	this Global
	decrease in	increase in	Warrant	Signature of
	number of	number of	following	authorized
Date of	Warrants of this	Warrants of this	such decrease/	signatory of
decrease/increase	Global Warrant	Global Warrant	increase	Warrant Agent

EXHIBIT F
FORM OF CERTIFICATE OF TRANSFER OF WARRANTS
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, OH 43054
U.S. Bank National Association, as Unit Agent
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile:
Attention:      Richard Prokosch

Re:	Warrants to Purchase shares of Common Stock of Commercial Vehicle Group, Inc. (the “Warrants”)
     Reference is hereby made to the Warrant and Unit Agreement, dated as of August 4, 2009 (the “Warrant and Unit Agreement”), between Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as unit agent and as warrant agent (in such capacity, the “Warrant Agent”). Capitalized terms used but not defined herein shall have the meanings given them in the Warrant and Unit Agreement.
     This letter relates to                      Warrants beneficially held through interests in the [Rule 144A/Reg S/IAI] Global Warrant (CUSIP No. ___) with DTC in the name of                      (the “Transferor”) account no.                     . The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the [Rule 144A/Reg S/IAI] Global Warrant be transferred or exchanged for an interest in the [Rule 144A/Reg S/IAI] Global Warrant (CUSIP No. ___) in the same amount and transferred to                      (the “Transferee”), account no.                     .
     In connection with any transfer of any of the Warrants evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(b)(1) under the Securities Act after the later of the date of original issuance of such Warrants and the last date, if any, on which such Warrants were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Warrants are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933;

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Warrant Agent a signed letter in the form of Exhibit H to the Warrant and Unit Agreement containing certain representations and agreements.
     Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) is checked, the Warrant Agent shall be entitled to require, prior to registering any such transfer of the Warrants, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Dated:
[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address
(including zip code number):

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	To be executed by an executive officer

EXHIBIT G
FORM OF CERTIFICATE TO BE DELIVERED IN
CONNECTION WITH REGULATION S TRANSFERS
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, OH 43054
U.S. Bank National Association, as Warrant Agent
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile:
Attention:      Richard Prokosch
     In connection with our proposed sale of Warrants of Commercial Vehicle Group, Inc. (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     1. the offer of the Warrants was not made to a Person in the United States;
     2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable;
     4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
     5. we have advised the transferee of the transfer restrictions applicable to the Warrants; and
     6. if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Warrants may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Warrants under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.

Very truly yours,

[Name of Transferor]

By:
[Authorized Signatory]
     Upon transfer the Warrants would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

EXHIBIT H
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, OH 43054
U.S. Bank National Association, as Warrant Agent
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile:
Attention:      Richard Prokosch

Re:	Warrants to Purchase shares of Common Stock of Commercial Vehicle Group, Inc. (the “Warrants”)
     Reference is hereby made to the Warrant and Unit Agreement, dated as of August 4, 2009 (the “Warrant and Unit Agreement”), between Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as unit agent and as warrant agent (in such capacity, the “Warrant Agent”). Capitalized terms used but not defined herein shall have the meanings given them in the Warrant and Unit Agreement.
     Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
     The undersigned represents and warrants to you that:
     1. We are an institutional “accredited investor” (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Warrants, and we are acquiring the Warrants not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we invest in or purchase securities similar to the Warrants in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
     2. We understand that the Warrants have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Warrants to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a Person

whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Warrants is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Unit Agent, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Warrants for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Warrant Agent reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Warrants pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information reasonably satisfactory to the Company and the Warrant Agent.
[Signature on the following page]

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Name of Transferee]

By:
Name:
Title:
Telephone No.:

Please print name and address
(including zip code number):

EXHIBIT I
FORM OF COMMERCIAL VEHICLE GROUP, INC.
UNIT COUNTERSIGNATURE ORDER
U.S. Bank National Association,
as Unit Agent
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attention:      Richard Prokosch

Re:	42,124 Units Consisting of Third Lien Notes and Warrants
Ladies and Gentlemen:
     Pursuant to Section 2.3 of the Warrant and Unit Agreement dated as of the date hereof (the “Warrant and Unit Agreement”), among Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as unit agent (the “Unit Agent” or “you”), relating to the Company’s 42,124 Units (as defined in the Warrant and Unit Agreement), you are hereby directed (i) to countersign on August 4, 2009, in the manner provided in the Warrant and Unit Agreement, certificates evidencing the Units (CUSIP No. 202608 AD7, CUSIP No. U20096 AB6 and CUSIP No. 202608 AH8) (collectively, the “Global Units”), registered in the name of Cede & Co. as nominee for The Depository Trust Company, heretofore duly executed by a proper officer of the Company and delivered to you as provided in the Warrant and Unit Agreement and (ii) to hold such countersigned Global Units in your capacity as custodian for The Depository Trust Company.

Very truly yours, COMMERCIAL VEHICLE GROUP, INC.
By:
Name:
Title:

EXHIBIT J
FORM OF COMMERCIAL VEHICLE GROUP, INC.
WARRANT COUNTERSIGNATURE ORDER
U.S. Bank National Association,
as Warrant Agent
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attention:      Richard Prokosch

Re:	745,000 Warrants To Purchase Shares of Common Stock
Ladies and Gentlemen:
     Pursuant to Section 3.3 of the Warrant and Unit Agreement dated as of the date hereof (the “Warrant and Unit Agreement”), among Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as warrant agent (the “Warrant Agent” or “you”), relating to the Company’s 745,000 Warrants (as defined in the Warrant and Unit Agreement), you are hereby directed (i) to countersign on August 4, 2009, in the manner provided in the Warrant and Unit Agreement, certificates evidencing the Warrants (CUSIP No. 202608 113, CUSIP No. U20096 100 and CUSIP No. 202608 121) (collectively, the “Global Warrants”), registered in the name of Cede & Co. as nominee for The Depository Trust Company, heretofore duly executed by a proper officer of the Company and delivered to you as provided in the Warrant and Unit Agreement and (ii) to hold such countersigned Global Warrants in your capacity as custodian for The Depository Trust Company.

Very truly yours, COMMERCIAL VEHICLE GROUP, INC.
By:
Name:
Title:

EXHIBIT K
FORM OF FREE TRANSFERABILITY CERTIFICATE — UNITS
CUSIP No.:
Dear Sir/Madam:
     Whereas the Company’s Units (as defined in the Warrant and Unit Agreement) will be freely tradable without restrictions by non-affiliates of Commercial Vehicle Group, Inc. (the “Company”) on                      pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.7(e)(iii) of the Warrant and Unit Agreement (the “Warrant and Unit Agreement”) dated as of August 4, 2009 between the Company and U.S. Bank National Association, as unit agent, pursuant to which the Units were issued, the Company hereby instructs you that:
(i)	the restrictive legends described in the Warrant and Unit Agreement and set forth on the Units shall be deemed removed from the Global Units (as defined in the Warrant and Unit Agreement), in accordance with the terms and conditions of the Units and as provided in the Warrant and Unit Agreement, without further action on the part of Holders; and

(ii)	the restricted CUSIP number for the Units shall be deemed removed from the Global Units and replaced with the unrestricted CUSIP number set forth therein on ___, in accordance with the terms and conditions of the Units and as provided in the Warrant and Unit Agreement, without further action on the part of Holders.
       Capitalized terms used but not defined herein shall have the meanings set forth in the Warrant and Unit Agreement.

Very truly yours,

COMMERCIAL VEHICLE GROUP, INC.

By:
Name:
Title:

EXHIBIT L
FORM OF FREE TRANSFERABILITY CERTIFICATE — WARRANTS
CUSIP No.:
Dear Sir/Madam:
     Whereas the Company’s Warrants (as defined in the Warrant and Unit Agreement) will be freely tradable without restrictions by non-affiliates of Commercial Vehicle Group, Inc. (the “Company”) on ___pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 3.7(e)(iii) of the Warrant and Unit Agreement (the “Warrant and Unit Agreement”) dated as of August 4, 2009 between the Company and U.S. Bank National Association, as warrant agent, pursuant to which the Warrants were issued, the Company hereby instructs you that:
(i)	the restrictive legends described in the Warrant and Unit Agreement and set forth on the Warrants shall be deemed removed from the Global Warrants (as defined in the Warrant and Unit Agreement), in accordance with the terms and conditions of the Warrants and as provided in the Warrant and Unit Agreement, without further action on the part of Holders; and

(ii)	the restricted CUSIP number for the Warrants shall be deemed removed from the Global Warrants and replaced with the unrestricted CUSIP number set forth therein on ___, in accordance with the terms and conditions of the Warrants and as provided in the Warrant and Unit Agreement, without further action on the part of Holders.
     Capitalized terms used but not defined herein shall have the meanings set forth in the Warrant and Unit Agreement.

Very truly yours,

COMMERCIAL VEHICLE GROUP, INC.

By:
Name:
Title: